Exhibit 12
                                                               ----------
                   TRANSACTIONS IN SHARES EFFECTED BY
                   REPORTING PERSONS SINCE THE FILING
                   OF AMENDMENT NO. 4 TO SCHEDULE 13D

                      Nature of      Date of Transaction  Number of  Price Per
     Name           Transaction(1)      (Trade Date)       Shares     Share
     ----           --------------   -------------------  ---------  ---------

MacDougald Family
Limited Partnership      Sale            02/02/05         1,250,000    $2.49


________________________
(1)  Sales were effected in an open market transactions.